UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PROTALEX, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROTALEX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 24, 2006

TO THE STOCKHOLDERS OF PROTALEX, INC.

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Protalex, Inc., which will be held at the Hyatt Regency Princeton, 102 Carnegie Center Princeton, NJ 08540, (609) 987-1234, on Tuesday, October 24, 2006 at 9:30 a.m., to consider and act upon the following matters:

1)

Election of Directors. To elect Directors of the Company as more fully described in the attached Proxy Statement to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2)

Ratification of Independent Auditors. To ratify the appointment of Grant Thornton, LLP as the independent auditors for the Company for the fiscal year ending May 31, 2007; and

3)

To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on September 15, 2006. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at the location of the Annual Meeting on October 24, 2006, and during ordinary business hours for ten days prior to the meeting at our principal offices located at 145 Union Square Drive, New Hope, PA 18938.

It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the Annual Meeting. If you do attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.

Your Board of Directors recommends that you vote in favor of the proposals outlined in the Proxy Statement. Please refer to the Proxy Statement for detailed information on each of the proposals.

By Order of the Board of Directors

By:	/s/ Steven H. Kane
Steven H. Kane President and Chief Executive Officer 145 Union Square Drive New Hope, PA 18938

WE URGE STOCKHOLDERS TO MARK, SIGN AND RETURN
PROMPTLY THE ACCOMPANYING PROXY CARD

——————

PROTALEX, INC.

145 Union Square Drive
New Hope, PA 18938

——————

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 24, 2006

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Protalex, Inc., a Delaware corporation (referred to throughout this Proxy Statement as “Protalex” or “Company” or “we” or “our”) for use at the Annual Meeting of Stockholders to be held on October 24, 2006, at 9:30 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

The Annual Meeting will be held at the Hyatt Regency Princeton, 102 Carnegie Center Princeton, NJ 08540, (609) 987-1234. The date of this Proxy Statement is September 22, 2006, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

Why Have I Received Those Materials?

The accompanying proxy, being mailed to stockholders on or about September 22, 2006, is solicited by the Board of Protalex in connection with our Annual Meeting of Stockholders that will take place on October 24, 2006. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who is Entitled to Vote at the Annual Meeting?

Holders of common stock of Protalex (“Common Stock”) , as of the close of business on September 15, 2006 will be entitled to vote at the Annual Meeting. On September 15, 2006, there were 28,600,464 shares of common stock outstanding and entitled to vote.

How Do I Vote My Shares at the Annual Meeting?

If you are a “record” stockholder of Common Stock (that is, if you hold Common Stock in your own name in Protalex’s stock records maintained by our transfer agent, American Stock Transfer and Trust Company or AST.), you may complete and sign the accompanying proxy card and return it to Protalex or deliver it in person.

“Street name” stockholders of Common Stock (that is, stockholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on such form.

What Does It Mean if I Receive More Than One Proxy?

It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker to consolidate as many accounts as possible under the same name and address.

Can I Change My Vote After I Return My Proxy Card?

Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a written notice of revocation or a proxy bearing a later date or by voting in person at the Annual Meeting.

How Many Votes Am I Entitled To?

Each share of Common Stock is entitled to one vote.

What Constitutes a Quorum for Purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What Vote is Required to Approve Each Item?

Each item to be voted upon at the Annual Meeting, other than the election of directors, requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter for approval. This means that the votes “FOR” the matter must exceed the votes “AGAINST” the matter; Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at and entitled to vote on the election of directors.

A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention on any such matter will have the effect of a negative vote on such matter. If you hold your shares in “street name” through a broker or other nominee, shares represented by “broker non-votes” will be counted in determining whether there is a quorum but will not be counted as votes cast on such matters.

What Information Do I Need to Attend the Annual Meeting?

You will need an admission ticket to attend the Annual Meeting. If you are a record stockholder, an admission ticket is included with this mailing and is attached to the proxy card. If you are a street name stockholder, the stub of your voting instruction form is your admission ticket. If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are a Protalex stockholder.

How Does the Board Recommend That I Vote My Shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•

FOR the Directors’ proposal to elect the nominated Directors set forth on page 5; and

•

FOR the ratification of the Directors’ selection of auditors as set forth on page 7.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interests of Protalex. At the date this Proxy Statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

Who Will Bear the Expense of Soliciting Proxies?

Protalex will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

Is There Any Information That I Should Know About Future Annual Meetings?

Stockholder Proposals

Any stockholder who intends to present a proposal at the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) must deliver the proposal to our Corporate Secretary at 145 Union Square Drive, New Hope, PA 18938, not later than June 2, 2007, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14A-8 under the Securities Exchange Act of 1934. If a stockholder proposal is received after June 2, 2007, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2007 Annual Meeting.

I. PROPOSALS

PROPOSAL 1.
ELECTION OF DIRECTORS

The Company’s Board consists of eight directors, all of whom are up for reelection at our 2006 Annual Meeting. Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

Unless authorization to do so is withheld, proxies received will be voted FOR the nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Information with Respect to Nominees and Continuing Directors

The following table sets forth information as to persons who serve as our Directors:

Name	Age	Position and Offices Held with the Company

G. Kirk Raab+ #	71	Chairman of the Board, Director and Director Nominee
Steven H. Kane+	54	President, Chief Executive Officer, Director and Director Nominee
Carleton A. Holstrom*	71	Director and Director Nominee
Eugene A. Bauer, M.D.#	64	Director and Director Nominee
Thomas P. Stagnaro*	63	Director and Director Nominee
Dinesh Patel, Ph.D.*	56	Director and Director Nominee
Frank M. Dougherty+ #	58	Director and Director Nominee
Peter G. Tombros #	63	Director and Director Nominee

——————

*

Member of the Audit Committee

#

Member of Compensation Committee

+

Member of the Nominating and Corporate Governance Committee

Set forth below is biographical information for each person nominated to serve as a Director.

Nominees for Election at this Annual Meeting

G. Kirk Raab has served on the Company’s Board of Directors since August 2003. Mr. Raab is also the Chairman of the Board. Mr. Raab currently sits on the Boards and serves as Chairman of Applied Imaging Inc., TransOral Pharmaceuticals and BiPar Sciences, Inc. Mr. Raab is a member of the Board of Directors of Connetics Corporation, and Velos Medical Informatics, Inc. Connetics and Applied Imaging are publicly traded companies. Mr. Raab also serves on the board of The National Foundation for Science and Technology Medals. From February 1990 to July 1995, Mr. Raab served as the President and Chief Executive Officer of Genentech. He originally joined Genentech in February 1985, as President and Chief Operating Officer. Prior to joining Genentech, Mr. Raab worked for Abbott Laboratories for 10 years, most recently as President, Chief Operating Officer and a director. Mr. Raab served as the first Chairman of the Biotechnology Industry Organization and the California Health Care Institute. Mr. Raab graduated from Colgate University in 1959, and is a Trustee Emeritus. He is a former trustee of KQED, the San Francisco Ballet, the San Francisco Symphony, UCSF Foundation and Golden Gate Planned Parenthood.

Steven H. Kane has served on the Company’s board of directors since December 2002. He is currently the President and Chief Executive Officer of the Company. He has over 25 years experience in the health care industry. Most recently, he was Vice President of North American Sales & Field Operations for Aspect Medical. While at Aspect, he helped guide the company to a successful initial public offering in January 2000. Prior to Aspect, Mr. Kane was Eastern Area Vice President for Pyxis Corporation, where he was instrumental in positioning the company for its successful initial public offering in 1992. Pyxis later was acquired by Cardinal Health for $1 billion. Prior to that Mr. Kane worked in sales management with Eli-Lilly and Becton Dickinson.

Carleton A. Holstrom has served on the Company’s Board of Directors since October 2004. From 1977 through 1987, Mr. Holstrom was the Chief Financial Officer of Bear, Stearns & Co. and its successor, the Bear Stearns Companies, Inc., and from 1987 to the present, he has been a Managing Director Emeritus. From 1996 to 1997, Mr. Holstrom was the Chief Financial Officer of Scientific Learning Corporation. From 1983 to the present, Mr. Holstrom has served on the Board of Directors of Custodial Trust Company of Princeton, New Jersey, and from 1995 to the present with Scientific Learning Corporation of Oakland, California. From 1989 through 1995, Mr. Holstrom served on the Board of Governors of Rutgers University and was the Chair of the Board of Governors from 1994 through 1995. From 1983 through 1985, Mr. Holstrom served on the Board of Trustees of Rutgers University and was the Chair of that Board from 1998 through 1999. From 1995 through the present date, he has been an Emeritus Member of the Rutgers University Board of Trustees. From 1997 through 2000, Mr. Holstrom served on the Rutgers University Foundation Board of Overseers. He was the Chair of the Board of Overseers from 1979 through 1981. From 2000 to the present, he has served on the Rutgers University Foundation Board of Overseers in an emeritus capacity. From 1994 through 2005, Mr. Holstrom has served on the University of Wisconsin at Madison College of Letters and Sciences Board of Overseers. From 1989 through the present, he served on the University of Wisconsin Foundation Board of Directors and was the Vice Chair of that Foundation from 2000 through 2003.

Eugene A. Bauer, M.D. has served on the Company’s Board of Directors since February 2005. Dr, Bauer is Chief Executive Officer and board member of Neosil Incorporated, a privately held biotechnology company. From 2002 to 2004 Dr. Bauer was a Senior Client Partner with Korn/ Ferry International. Dr. Bauer served as Vice President for the Stanford University Medical Center from 1997 to 2001, and as Dean of the Stanford University School of Medicine from 1995 through 2001. Dr. Bauer was a founder of Connetics and serves as an Emeritus Director of Connetics Corp. Since 1988 he has been Professor, Department of Dermatology, Stanford University School of Medicine, and was Chief of the Dermatology Service at Stanford University Hospital from 1988 to 1995. From 1982 to 1988, he was a professor at Washington University School of Medicine. Dr. Bauer has served as Chairman of two National Institutes of Health study sections of the National Institute of Arthritis and Musculoskeletal and Skin Diseases and has served on a board of scientific counselors for the National Cancer Institute. Dr. Bauer also serves as a director of Peplin LTD, an Australian public corporation and a director of Echo Healthcare Acquisition Corp, a publicly held SPAC and a non-profit Dermatological Organization. Dr. Bauer holds B.S. and M.D. degrees from Northwestern University.

Thomas P. Stagnaro has served on the Company’s Board of Directors since July 2002. He is President & Chief Executive Officer of Americas Biotech Distributor (ABD), which he founded in June 2004. Previously, Mr. Stagnaro was President and Chief Executive Officer of Agile Therapeutics, a private company focused on developing women’s healthcare products from September 2000 to August 2004. He also serves as a director on the board of INKINE Pharmaceutical and Life Science Research Organization. Mr. Stagnaro formerly was President and Chief Executive Officer of 3-Dimensional Pharmaceuticals and Univax Biologics. He began his career with Searle Laboratories and held increasingly important positions during his 30 years in the pharmaceutical industry. Mr. Stagnaro has raised over $200 million for three development stage companies and took Univax Biologics public in 1972. He holds three patents and has published numerous articles.

Dinesh Patel, Ph.D has served on the Company’s Board of Director since September 2003. He is a Managing Director and Founding Partner of vSpring Capital, an early stage venture capital fund with $125 million under management. Dr. Patel is also the Founder, Chairman, President  & CEO of Ashni Naturaceuticals, Inc. a company that specializes in the research, development and marketing of clinically tested and patent-protected naturaceutical products. In 1999, Dr. Patel co-founded and was the Chairman of Salus Therapeutics, Inc., a biotechnology company focused on the research and development of nucleic acid-based therapeutics, including antisense and gene therapy drugs. In August 2003 publicly traded Genta, Inc acquired Salus for $30 million. From 1985 through 1999, Dr. Patel served as Co-founder, Chairman of the Board of Directors, President & CEO, of Thera Tech, Inc., a Salt Lake City, Utah based company, that has been a pioneer in the development and manufacture of innovative drug delivery products. Under Dr. Patel’s guidance, TheraTech established strategic alliances with major pharmaceutical companies including Eli Lilly, Pfizer, Proctor & Gamble, Roche, and SmithKline Beecham. TheraTech went public in 1992 and became profitable in 1997. In January 1999, TheraTech was acquired for approximately $350 million by Watson Pharmaceuticals, a California based company. Dr. Patel has been the recipient of numerous awards, including US Small Business Administration’s Business Achiever Award, and Scientific and Technology Award (State of Utah) and Entrepreneur of the Year Award (Mountain West Venture Group). Dr. Patel got his undergraduate degree from India and his doctorate degree from University of Michigan. Dr. Patel is active in the Indian and local community serving on several boards and as an active donor for various charitable causes.

Frank M. Dougherty has served on the Company’s Board of Director since October 2001, and served as the Company’s Corporate Secretary from June 21, 2002 to December 16, 2002. From January 22, 2004 to April 13, 2005, Mr. Dougherty served as the Corporate Secretary and Treasurer of the Company. Mr. Dougherty is a practicing attorney and founder and owner of Frank M. Dougherty P.C., a law firm in Albuquerque, New Mexico. He has practiced law since 1982, and founded his current law firm in November 2001. Prior to becoming a lawyer, Mr. Dougherty practiced as a CPA in Santa Fe, New Mexico. He has an undergraduate degree in economics from the University of Colorado, a graduate degree in accounting from the University of Arizona and a law degree from Texas Tech University.

Peter G. Tombros has served on the Company’s Board of Directors since November 2005. Mr. Tombros has served as the Chairman of the Board of Alpharma, Inc. since March 2006. Commencing in 2005, Mr. Tombros has been the Professor and Executive in Residence in the Eberly College of Science BS/MBA Program at Pennsylvania State University. From 2001 to 2005, Mr. Tombros served as Chief Executive Officer of VivoQuest, Inc., a private biopharmaceutical company and the former Director, President and Chief Executive Officer of Enzon, Inc., a developer and marketer of bio-pharmaceutical products, from April 1994 to June 2001. Mr. Tombros served in a variety of senior management positions at Pfizer, Inc., the pharmaceutical company, for 25 years, including Vice President of Marketing, Senior Vice President and General Manager of the Roerig Pharmaceuticals Division, Executive Vice President of Pfizer Pharmaceuticals Division, Director, Pfizer Pharmaceuticals Division, Vice President-Corporate Strategic Planning, and Vice President-Corporate Officer of Pfizer, Inc. Mr.Tombros has serves as a Director of NPS Pharmaceuticals, Inc., a biotechnology company, Cambrex Corp., a supplier of human health and bioscience products to the life sciences industry, and Dendrite International, Inc., a provider of sales, marketing, clinical and compliance solutions to the life sciences and pharmaceutical industries.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MESSRS. RAAB, KANE, HOLSTROM, DR. BAUER, MR. STAGNARO, DR. PATEL, MESSRS. DOUGHERTY AND TOMBROS, AS DIRECTORS OF PROTALEX.

PROPOSAL 2.
RATIFICATION OF SELECTION OF AUDITORS

The Board is seeking stockholder ratification of its selection of Grant Thornton LLP to serve as Protalex’s independent auditors for the fiscal year ending May 31, 2007. Grant Thornton LLP served as our independent auditors for the fiscal years ended May 31, 2003 through May 31, 2006.

The auditor’s reports on our consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Their audit opinion on their 2005 and 2006 statements, dated July 29, 2005 and July 21, 2006, (except for Note K, as to which the date is July 26, 2006) respectively.

During our two most recent fiscal years and through today, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to Grant Thornton’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years.

Grant Thornton LLP will be retained as our auditors for the fiscal year ending May 31, 2007, if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting. If this proposal is not approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting, the Board will reconsider its selection of Grant Thornton LLP as its independent auditors for the fiscal year ending May 31, 2007.

During our two most recent fiscal years, and through September 22, 2006, neither we nor anyone acting on our behalf consulted with Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our financial statements, nor did we (or anyone acting on our behalf) consult with Grant Thornton LLP regarding any other matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions).

Audit Fees

The aggregate fees paid to Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended May 31, 2006 and review of the financial statements included in the Company’s Form 10-Qs for the fiscal year ended May 31, 2006 totaled $103,000. The aggregate fees paid to Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended May 31, 2005 and review of the financial statements included in the Company’s Form 10-Qs for the fiscal year ended May 31, 2005 totaled $71,000.

Audit-Related Fees

The Company paid no fees to Grant Thornton LLP for assurance and related services related to the performance of their audit or review of the Company’s financial statements for the last two fiscal years that are included under the previous heading “Audit Fees.”

Tax Fees

The Company paid no fees to Grant Thornton LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended May 31, 2005 and May 31, 2006.

All Other Fees

Except as described above, no other fees were paid to Grant Thornton LLP for any other services during the last two fiscal years.

We expect representatives of Grant Thornton LLP will attend the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS AUDITORS OF PROTALEX FOR FISCAL YEAR ENDED MAY 31, 2007.

II. CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND FEES

Our Board held a total of five meetings during the fiscal year ended May 31, 2006. All of our Directors attended more than 75% of the meetings of the Board and meetings of committees of the Board on which they served. Among the standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each director is expected to regularly attend meetings of the Board and the Committees on which such director sits, with the understanding that on occasion a director may be unable to attend a meeting. Under a policy adopted by the Corporate Governance and Nominating Committee in 2003, all directors are expected to make every reasonable effort to attend the Annual Meeting of Stockholders.

Audit Committee

The functions of the Audit Committee are described in detail below under the heading “Report of the Audit Committee.” The charter of the Audit Committee is attached to this proxy statement as Appendix A and also is available on the Investor Information section of the Company’s website (www.protalex.com). The Audit Committee met four times during fiscal 2006.

The members of the Audit Committee are Messrs. Holstrom, Stagnaro and Dr. Patel. As of May 31, 2006, the chair of the Audit Committee was Mr. Holstrom. The Company believes Mr. Holstrom is qualified as an audit committee financial expert within the meaning of Securities and Exchange Commission (“SEC”) regulations. In addition, the Board has determined, in accordance with the listing standards of the NASDAQ Global Market, that Mr. Holstrom meets the standards of financial sophistication set forth therein and that each other member of the audit committee is able to read and understand fundamental financial statements.

The Audit Committee meets with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee also meets with the independent auditors and with our own appropriate financial personnel and internal auditors regarding these matters. The independent auditors meet privately with the Audit Committee and have unrestricted access to this committee. The Audit Committee recommends to our Board the appointment of the independent auditors. The Audit Committee is also responsible for the preapproval of any non-audit services provided to the Company by the independent auditors, as described in more detail in the Audit Committee Charter. The Audit Committee held four meetings during the fiscal year ended May 31, 2006. See “Audit Committee Information--Report of Audit Committee” on pages 10 for more information.

Compensation Committee

The Compensation Committee annually reviews the performance and total compensation package for the Company’s executive officers, including the Chief Executive Officer; considers the modification of existing compensation and employee benefit programs, and the adoption of new plans; administers the terms and provisions of the Company’s equity compensation plans; and reviews the compensation and benefits of non-employee directors. The charter of the Compensation Committee is attached to the proxy statement as Appendix B and is available on the Investor Information section of the Company’s website (www.protalex.com). The Compensation Committee met four times during fiscal 2006

The members of the Compensation Committee are Messrs. Raab, Dougherty, Tombros and Dr. Bauer.. As of May 31, 2006, the chair of the Compensation Committee was Mr. Raab. The functions of this committee include administering management incentive compensation plans, establishing the compensation of officers and reviewing the compensation of Directors. The Compensation Committee held four meetings during the fiscal year ended May 31, 2006.

None of our executive officers serves as a member of the Board of Directors or compensation committee of an entity that has an executive officer serving as a member of our Board or our Compensation Committee.

Nominating and Corporate Governance Committee

The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance evaluation. The charter of the Corporate Governance and Nominating Committee is attached as Appendix C of the proxy statement and is available on the Investor Information section of the Company’s website (www.protalex.com). The Committee met four times during fiscal 2006.

The members of the Nominating and Corporate Governance Committee are Messrs. Raab, Kane and Dougherty. Mr. Kane is not considered independent because he is the Company’s President and Chief Executive Officer. As of May 31, 2006, the chair of the Nominating and Corporate Governance Committee was Mr. Dougherty. The functions of this committee include recommending to our full Board nominees for election as Directors. Prior to the establishment of the Nominating and Corporate Governance Committee, its functions were performed by the entire Board. . The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended May 31, 2006.

Although there is no formal procedure for stockholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations if received 120 days in advance of the Annual Meeting of Stockholders. Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Director Compensation

Directors received stock-based compensation for their services as directors during the fiscal year ended May 31, 2006. The Company issued 275,000 stock options to directors during such fiscal year, at exercise prices ranging from $2.65 to $2.75.

Directors do not receive separate meeting fees, but are reimbursed for out-of-pocket expenses. We do not provide a retirement plan for our non-employee Directors.

The Company has an agreement with its Chairman to pay $12,500 per month as a director fee. For the fiscal year ended May 31, 2006, the Company incurred $150,000 for this director’s fee.

The Company has an agreement with Carleton A. Holstrom, Eugene A. Bauer, MD and Peter G. Tombros to pay each of them $1,667 per month on a quarterly basis payable in arrears as a director fee. For the fiscal year ended May 31, 2006, the Company incurred $50,000 for these directors’ fees.

AUDIT COMMITTEE INFORMATION

Report of Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board that is designed to comply with rules adopted by the National Association of Securities Dealers, Inc. A copy of the written charter is included as Appendix A to this Proxy Statement. The current members of the Audit Committee are Mr. Holstrom (chair), Dr. Patel and Mr. Stagnaro.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the recommendation to the Board of Directors of the selection of the Company’s independent accountants.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee has met and held discussions with management and the independent accountants, including meetings with the independent accountants during which management was not present. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended May 31, 2006 as filed with the SEC.

Respectfully submitted

Audit Committee of the Board of Directors

Carleton A. Holstrom
Dinesh Patel, Ph.D.
Thomas P. Stagnaro

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

For the fiscal year ended May 31, 2006, the Company incurred $68,607 of expenses related to air travel to a partnership principally owned by the Chief Executive Officer of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our executive officers, our Directors and persons who own more than 10% of a registered class of Protalex’s equity securities to file initial reports of ownership and changes in ownership with the SEC. Such executive officers, directors and stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. The company is not aware of any failure to file any report by any of its executive officers, Directors or 10% shareholders during the fiscal year ended May 31, 2006.

EXECUTIVE OFFICERS

The following individuals are executive officers of the Company who are not also Directors:

Victor S. Sloan, M.D. has served as the Senior Vice President and Chief Medical Officer of Protalex since August 2005. Prior to joining Protalex, Dr. Sloan was Senior Director and Disease Area Section Head, Arthritis at Novartis Pharmaceuticals Corporation from 1998 to 2005. While at Novartis, Dr. Sloan oversaw numerous clinical trials ranging from proof of concept through Phase III, as well as several regulatory submissions in arthritis. Additionally, he worked closely with research and clinical development teams in conducting due diligence of potential in-licensed compounds. In addition to his industry experience, Dr. Sloan holds an appointment as Clinical Associate Professor of Medicine, Robert Wood Johnson Medical School, and serves on the Board of Directors of both the Arthritis Foundation, NJ Chapter, and the Lupus Foundation of America, NJ Chapter. Dr. Sloan is a board certified rheumatologist with extensive experience in designing and managing all phases of the clinical trial process. Dr. Sloan received his A.B. from University of Chicago, M.D. from New York Medical College and attended the Belfer Institute for Advanced Biomedical Studies, Albert Einstein College of Medicine.

Marc L. Rose, CPA, has served as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer since November 2004 and in April 2005 Mr. Rose was elected Corporate Secretary. From March 2001 to November 2004, Mr. Rose served as Vice President and Chief Financial Officer of the DentalEZ Group, a privately held manufacturer of dental equipment and dental handpieces located in Malvern, PA. From January 1998 to March 2001, Mr. Rose was Practice Manager of Oracle Consulting Services for Oracle Corporation responsible for designing and implementing Oracle financial and project applications. From September 1990 to January 1998, Mr. Rose held several positions with the controllership organization of Waste Management, Inc and from June 1988 to September 1990, was an auditor with Ernst & Young in Philadelphia. Mr. Rose is a Certified Public Accountant in the Commonwealth of Pennsylvania and received his BA in Accounting/Finance from Drexel University.

III. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is the beneficial ownership of Common Stock as of September 15, 2006, for our Directors, the executive officers listed in the Summary Compensation Table, our Directors and executive officers as a group and each person or entity known by us to beneficially own more than five percent of the outstanding shares of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock issuable currently or within 60 days of September 15, 2006, upon exercise of options or warrants held by that person or group are deemed outstanding. These shares, however, are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the stockholders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage ownership is based on 28,600,464 shares of Common Stock outstanding as of September 15, 2006, together with applicable options and warrants for each stockholder. Unless otherwise indicated, the address of each person listed below is in the care of Protalex, Inc., 145 Union Square Drive, New Hope, PA 18938.

Name and Title	Shares Beneficially Owned
	Number		Percent

G. Kirk Raab, Chairman of the Board and Director	563.430	(1)	1.9%
Steven H. Kane, President and Director	1,240,413	(2)	4.2%
Victor S. Sloan, M.D., Senior Vice President and Chief Medical Officer	149,460	(3)	*
Marc L. Rose, CPA, Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	71,607	(4)	*
Hector W. Alila, former Senior Vice President, Drug Development	165,000	(5)	*
Peter G. Tombros, Director	150,000	(6)	*
Frank M. Dougherty, Director	450,581	(7)	1.6%
Carleton A. Holstrom, Director	125,000	(8)	*
Eugene A. Bauer, M.D., Director	125,000	(9)	*
Thomas Stagnaro, Director	281,875	(10)	1.0%
John E. Doherty, Former Director	3,101,549	(11)	10.8%
Dinesh Patel, Ph.D., Director	4,433,002	(12)	14.9%
vSpring SBIC, L.P.	4,433,002	(13)	14.9%
Attn: Dinesh Patel
2795 E. Cottonwood Pkwy, Suite 360
Salt Lake City, UT 84121
LB I Group	1,600,000	(14)	5.6	%(14)
399 Park Avenue
9th Floor
New York, NY 10022

All officers and directors as a group (10 persons)	7,590,369	(15)	25.2%

——————

*

Indicates less than 1%.

(1)

Includes options to purchase 563,430 shares of our common stock exercisable within 60 days of September 15, 2006.

(2)

Includes options to purchase 1,156,992 shares of our common stock and warrants to purchase 7,778 shares of our common stock exercisable within 60 days of September 15, 2006.

(3)

Includes options to purchase 104,740 shares of our common stock and warrants to purchase 944 shares of our common stock exercisable within 60 days of September 15, 2006.

(4)

Includes options to purchase 56,607 shares of our common stock exercisable within 60 days of September 15, 2006.

(5)

Includes options to purchase 115,000 shares of our common stock exercisable within 60 days of September 15, 2006. Dr. Alila ceased to be employed by the Company on January 31, 2006.

(6)

Includes options to purchase 100,000 shares of our common stock and warrants to purchase 10,000 shares of our common stock exercisable within 60 days of September 15, 2006.

(7)

Includes options to purchase 90,000 shares of our common stock and warrants to purchase 3,778 shares of our common stock exercisable within 60 days of September 15, 2006.

(8)

Includes options to purchase 125,000 shares of our common stock exercisable within 60 days of September 15, 2006.

(9)

Includes options to purchase 125,000 shares of our common stock exercisable within 60 days of September 15, 2006.

(10)

Includes options to purchase 277,875 shares of our common stock exercisable within 60 days of September 15, 2006.

(11)

Includes options to purchase 10,000 shares of our common stock and warrants to purchase 27,778 shares of our common stock exercisable within 60 days of September 15, 2006

(12)

Includes warrants to purchase 1,097,255 shares of our common stock exercisable within 60 days of September 15, 2006.

(13)

Includes warrants to purchase 1,097,255 shares of our common stock exercisable within 60 days of September 15, 2006.

(14)

Excludes 400,000 shares of common stock issuable upon exercise of warrants, because the terms of the warrant contain a limitation on acquiring shares of common stock if the exercise would result in the holder beneficially owning more than 4.99% of the outstanding common stock.

(15)

Includes options to purchase 454,740 shares of our common stock and warrants to purchase 1,108,199 shares of our common stock exercisable within 60 days of September 15, 2006.

IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Philosophy

Protalex’s compensation philosophy is that compensation should be designed to support our primary objective of creating value for our stockholders. The Compensation Committee believes that the following compensation strategies for Protalex’s executive officers, including the Chief Executive Officer (the “CEO”), achieve this objective. This compensation philosophy is based on a base salary, with opportunity for bonuses to reward outstanding performance and a stock option program.

Compensation Programs

The following are summary descriptions of Protalex’s compensation programs for executive officers:

Base Salary

Protalex generally establishes the base salary of each executive officer based, among other factors, on the Board’s assessment of that executive officer’s responsibilities, experience and performance. In addition, the Board considers compensation levels in similarly sized companies in our industry. Protalex’s current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance.

The performance and base salary of each executive officer is reviewed annually. An executive officer’s level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Board reviews and approves all executive officer salary adjustments as recommended by the CEO. The Board reviews the performance of the CEO and establishes his base salary.

Equity-Based Program

Our equity-based awards consist principally of stock options granted from time to time. These options are granted in order to align management interests with those of stockholders. The grants are based on various factors, including competitive practice each executive officer’s ability to contribute to our future success and the other elements of such executive officer’s compensation.

EMPLOYMENT CONTRACTS

Effective as of October 25, 2005, we have an employment agreement with our current President and Chief Executive Officer, Steven H. Kane. Effective January 1, 2006, Mr. Kane is paid at a rate of $33,333 per month. Mr. Kane is eligible to participate in the Company’s annual executive bonus plan, as well as in any life, health, accident, disability, or hospitalization insurance plans, pension plans, or retirement plans as the Company’s Board of Directors makes available to the Company’s executives as a group. Either the Company or Mr. Kane can terminate Mr. Kane’s employment at any time, with or without cause, upon notice. If the Company terminates Mr. Kane without cause, Protalex will continue to pay Mr. Kane his monthly salary for a period of 18 months and will accelerate vesting of any of Mr. Kane’s outstanding unvested options that would have vested over the next 18 months. During Mr. Kane’s employment and for two (2) years thereafter, Mr. Kane must obtain Protalex’s prior written approval before soliciting, inducing or attempting to persuade any employee or independent contractor of Protalex to terminate their relationship with Protalex to work for any other person or entity.

Effective August 23, 2005, we entered into a letter agreement with Victor S. Sloan, M.D., which provides for a grant of options to acquire 250,000 shares of our common stock. These options are subject to the Company’s 2003 Stock Option Plan, as amended, vest over four years at a rate of 1/48 per month starting on February 23, 2006, retroactive to August 23, 2005 and have a 10-year term. The letter agreement also provides for an award of 40,000 restricted shares of our common stock. Dr. Sloan is eligible to participate in our annual executive bonus plan, as well as in any life, health, accident, disability, or hospitalization insurance plans, pension plans, or retirement plans as our board of directors makes available to our executives as a group. Effective January 1, 2006, Dr. Sloan is paid at a rate of $23,333 per month. Either the Company or Dr. Sloan can terminate Dr. Sloan’s employment at any time, with or without cause, upon notice. If the Company terminates Dr. Sloan without cause, he is entitled to one lump sum payment equal to his annual base salary at the time of such termination

Effective as of November 15, 2004, we entered into a letter agreement with Marc L. Rose, which provides for a grant of options to acquire 100,000 shares of our common stock. These options are subject to the Company’s 2003 Stock Option Plan, as amended, vest over four years at a rate of 1/48 per month starting on May 15, 2005, retroactive to November 15, 2004 and have a 10-year term. The letter agreement also provides for an award of 15,000 restricted shares of our common stock. Mr. Rose is eligible to participate in our annual executive bonus plan, as well as in any life, health, accident, disability, or hospitalization insurance plans, pension plans, or retirement plans as our board of directors makes available to our executives as a group. Effective January 1, 2006, Mr. Rose is paid at a rate of $16,667 per month. The agreement also provides for payment to Mr. Rose of up to 12 payments equal to his monthly base salary in the event Mr. Rose is terminated without cause.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation we paid for services rendered in all capacities during the last three fiscal years to our Chief Executive Officer and our other four most highly compensated executive officers who served as such at the end of the fiscal year ended May 31, 2006. In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to our salaried employees.

			Annual Compensation
Name & Principal Position	Year		Salary $	Bonus $	Other Annual Compensation		Restricted Stock Awards $

Steven H. Kane, President,	2006		$356,250	$100,000	$0		$0
Chief Executive Officer, and Director	2005		$281,350	$0	$0		$0
	2004		$179,165	$176,576	$0		$20,835	(1)

Victor S. Sloan, MD, Senior Vice President	2006	(2)	$205,500	$0	$0		$100,000
and Chief Medical Officer

Marc L. Rose, Vice President	2006		$180,203	$0	$0		$0
and Chief Financial Officer, Treasurer and	2005	(3)	$89,818	$0	$0		$38,250
Corporate Secretary

Hector W. Alila,	2006	(4)	$130,000	$0	$65,000	(4)	$0
former Senior Vice President, Drug	2005		$180,417	$0	$0		$0
Development	2004		$42,500	$0	$0		$107,500

——————

(1)

Mr. Kane received 41,668 shares of restricted stock from December 16, 2002 through May 31, 2003. The value of this restricted stock received by Mr. Kane was computed using the closing price of Protalex’s common stock on May 31, 2003, which was $2.25. Mr. Kane received 8,334 shares of restricted stock on June 15, 2003. The value of this stock was also computed using the closing price of Protalex’s common stock on May 31, 2003.

(2)

Dr. Sloan was hired as the Company’s Senior Vice President and Chief Medical Officer effective as of August 23, 2005. Prior to that date, he was not employed, in any capacity, by the Company.

(3)

Mr. Rose was hired as the Company’s Vice President, Chief Financial Officer, Treasurer and Corporate Secretary effective as of November 15, 2004. Prior to that date, he was not employed, in any capacity, by the Company.

(4)

Dr. Alila ceased to be employed by the Company on January 31, 2006, and was paid $65,000 in severance payments through May 31, 2006.

OPTION GRANTS IN THE FISCAL YEAR ENDED MAY 31, 2006

The following table sets forth information concerning the stock options granted to each person named in the above “Summary Compensation Table” during the Company’s fiscal year ended May 31, 2006, and the exercise price of all such options:

Option/SAR Grants in Last Fiscal Year

Individual Grants

	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Share)	Market Price on Date of Grant

Steven H. Kane	25,000	3%	$2.65	$2.65
Victor S. Sloan	296,407	33%	$2.50	$2.50
Marc L. Rose	43,571	5%	$2.85	$2.85
Hector W. Alila(1)	115,000	13%	$2.90	$2.90

——————

(1)

Dr. Alila ceased to be employed by the Company on January 31, 2006, and was granted 115,000 fully vested options to purchase common stock in connection with his severance agreement.

Aggregated Option Exercises in the Fiscal Year Ended May 31, 2006 and Year-End Option Values.

The following table sets forth information concerning the exercise of stock options by each person named in the “Summary Compensation Table” during the Company’s fiscal year ended May 31, 2006, and the value of all exercisable and unexercisable options at May 31, 2006:

	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In The Money Options at Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven H. Kane	1,025,846	212,396	$1,794,358	$298,551
Victor S. Sloan	70,363	226,044	$57,245	$195,419
Marc L. Rose	42,825	100,746	$34,945	$74,698
Hector W. Alila(1)	115,000	0	$57,500	$0

——————

(1)

Dr. Alila ceased to be employed by the Company on January 31, 2006, and was granted 115,000 fully vested options to purchase common stock in connection with his severance agreement.

The values of unexercised in-the-money options at year-end in the table above were determined based on the fair market value as of May 31, 2006 minus the per share exercise price multiplied by the number of shares.

ANNUAL REPORT

Our latest Annual Report on Form 10-KSB for the fiscal year ended May 31, 2006, as filed with the SEC, excluding exhibits, is being mailed to stockholders with this Proxy Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB free of charge to any stockholder upon written request to the Company at 145 Union Square Drive, New Hope, PA. The Annual Report is not incorporated in, and is not a part of, this Proxy Statement and is not proxy-soliciting material. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

OTHER MATTERS

The Board does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment with respect to such matters.

STOCKHOLDER COMMUNICATIONS

Stockholders may communicate with the Company’s Board of Directors by sending their communications to Protalex, Inc. Board of Directors, c/o Corporate Secretary, 145 Union Square Drive, New Hope, PA 18938. The Corporate Governance and Nominating Committee of the Board has approved a process for handling letters received by the Company and addressed to independent members of the Board. Under that process, the Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

New Hope, Pennsylvania

September 15, 2006

By Order of the Board of Directors

By:	/s/ Steven H. Kane
Steven H. Kane
President, Chief Executive Officer and Director

[Form of Proxy]

PROTALEX, INC.

145 Union Square Drive
New Hope, PA
(215) 862-9720

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS
ON OCTOBER 24, 2006

The shares of Common Stock you hold will be voted as you specify. By signing this proxy, you revoke all prior proxies and appoint Steven H. Kane and Marc L. Rose, and each of them, with full power of substitution, to vote your shares on the matters shown below and any other matters which may come before the Annual Meeting and all adjournments.

This Proxy when properly executed will be voted as directed or, if no direction is given, will be voted for Items 1, 2 and 3.

The Board of Directors recommends a vote for Items 1 and 2

(1)

For the election of the following persons as Directors of Protalex to hold office until the 2007 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

G. Kirk Raab

Steven H. Kane

Carleton A. Holstrom

Eugene A. Bauer, M.D

Thomas P. Stagnaro

Dinesh Patel, Ph.D.

Frank M. Dougherty

Peter G. Tombros

FOR nominees listed above, except as indicated to the contrary below. ☐	WITHHOLD AUTHORITY to vote for all nominees listed above. ☐

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A SINGLE NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

_____________________________________________________________________________________________

(2)

Ratification of Protalex’s selection of Grant Thornton LLP as independent auditors for Protalex for fiscal year ending May 31, 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)

In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this proxy will be voted as you have indicated above. If no indication has been made, the shares represented by this proxy will be voted for the above nominees and in favor of such proposals, and as said proxy deems advisable on such other business as may properly come before this meeting.

Dated:                              , 2006

_____________________________________

(Signature)

_____________________________________

(Signature of joint owner or additional trustee)

Sign exactly as your name appears on your share certificate. When signing as attorney, executer, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
BY USING THE ENCLOSED ENVELOPE.

Appendix A

Charter of the Audit Committee

As adopted by the Board of Directors on April 13, 2005

The charter of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Protalex, Inc. (the “Company”) is as follows, subject to amendment by the Board from time to time:

Role

The role of the Committee is to act on behalf of the Board in fulfilling the Board’s oversight responsibility to the stockholders relating to the Company’s financial statements and accounting and financial reporting processes, and in particular the quality and integrity of those processes, the systems of internal control over financial reporting, the annual independent audit of the Company’s financial statements, the quality and integrity of the Company’s financial processes, statements and reports, and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors (the “Auditors”).

Membership:

The Committee will be composed of at least three members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of The NASDAQ Stock Market (“NASDAQ”), when, if and as required by NASDAQ and when, if and as applicable to the Company and Committee members, as in effect from time to time, including any exceptions permitted by these requirements. At least one member shall satisfy the applicable NASDAQ financial sophistication requirements, when, if and as applicable and in effect from time to time. The members of the Committee and the Committee chair will be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee will be filled by the Board.

Primary Committee Responsibilities:

The Committee shall oversee the Company’s financial reporting process on behalf of the Board and shall have direct responsibility for the appointment, compensation, evaluation, retention, termination, and oversight of the work of the Auditors, who shall report directly to and be accountable to the Committee. The Committee shall also report the results of its activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To fulfill the Committee’s role, the Committee shall be charged with the following functions and processes, with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1.

To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2.

To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, and the compensation to be paid by the Company to the Auditors, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3.

To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefore, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4.

At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

5.

To assist and interact with the Auditors in order that they may carry out their duties in the most efficient and cost-effective manner.

6.

To evaluate the cooperation received by the Auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

7.

To review with the management of the Company and the Auditors, upon completion of their audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-KSB or any successor form thereto, including Form 10-K, and to recommend whether or not such financial statements should be so included. In the course of that review, to discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under the standards of the Public Company accounting Oversight Board (United States), as appropriate.

8.

To review the interim financial statements with the management of the Company and the Auditors, as appropriate, prior to public disclosure of quarterly financial information, if practicable, and in any event, prior to the filing of the Company’s Quarterly Reports on Form 10-QSB or any successor form thereto, including Form 10-Q. In this review, the Committee shall discuss the results of this quarterly review and any other matters required to be communicated to the Committee by the independent auditors under the standards of the Public Company Accounting Oversight Board (United States), as appropriate..

9.

To review and discuss with management and the Auditors, as appropriate, earnings press releases, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for this purpose.

10.

To review with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

11.

To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

12.

To review with the Auditors and management, as appropriate, any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

13.

To review with management and the Auditors, as appropriate, the scope, quality and effectiveness of internal control over financial reporting.

14.

Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

15.

To establish procedures in compliance with applicable laws and rules and as determined to be appropriate by the Committee, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.

To review and approve related-party transactions as required by NASDAQ rules, except to the extent that such matters are reviewed and approved by the Nominating and Corporate Governance Committee in accordance with its charter and NASDAQ rules.

17.

To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

18.

To prepare the Committee Report for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

19.

To conduct such investigations as the Audit Committee deems to be appropriate and to retain such accounting, legal and other independent experts in connection with such investigations or otherwise to advise the Committee as the Committee deems to be appropriate.

20.

To periodically review and discuss with management and the Auditors, as appropriate, the Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

21.

To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

22.

To periodically conduct a self-evaluation of the Committee’s performance.

23.

To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

Committee Processes

•

Meeting Frequency – The Committee shall hold such regular or special meetings as the Committee or its chair deems necessary or appropriate and shall meet at least four times per year.

•

Resources and Authority – The Committee shall have authority to appoint, determine funding for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules there under and otherwise to fulfill its responsibilities under this charter. The Committee shall have the authority to obtain and determine compensation for, at the expense of the Company, advice and assistance from internal or external independent legal, accounting, or other advisors and consultants, as it determines necessary or appropriate to carry out its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

•

Reporting to the Board of Directors – The Committee, through the Committee chair, shall report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

APPENDIX B

Compensation Committee Charter

As adopted by the Board of Directors on April 13, 2005

The charter of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Protalex, Inc. (the “Company”) is as follows, subject to amendment by the Board from time to time:

Role

The role of the Committee is to act on behalf of the Board in fulfilling the Board’s responsibilities to oversee the Company’s compensation policies, plans and programs; to review and determine the compensation to be paid to the Company’s executive officers; and to review and recommend to the Board the compensation to be paid to the Company’s directors.

The Committee shall seek to maintain an overall compensation structure designed to attract, retain and motivate management and other employees by providing appropriate levels of risk and reward, in proportion to individual contribution and performance. The Committee shall seek to establish appropriate incentives for management to further the Company’s long-term strategic plan and long-term value as a going concern and to avoid undue emphasis on short-term market value.

Membership

The Committee shall consist of at least three Board members. At least two of the members of the Committee shall satisfy the “outside director” standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). At least two of the members of the Committee shall satisfy the “non-employee director” standard within the meaning of Section 16b-3 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), unless grants to executive officers otherwise comply with the requirements of Rule 16b-3. Each member shall satisfy the independence requirements of the NASDAQ National Market (“NASDAQ”) when, if and as required by NASDAQ and when, if and as applicable to the Company and Committee Members, as in effect from time to time, including any exceptions permitted by these requirements.

The members of the Committee and the Committee chairperson shall be appointed by the Board and serve at the discretion of the Board.

Primary Committee Responsibilities

The primary responsibilities of the Committee are set forth below. The Committee may supplement and, except as otherwise required by applicable law or the requirements of NASDAQ, deviate from these activities as appropriate under the circumstances:

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Overall Compensation Strategy – The Committee shall review, modify (as needed) and approve the overall compensation strategy and policies for the Company, including:

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reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management, as appropriate;

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establishing policies with respect to cash compensation, consistent with the objectives of linking compensation to performance and establishing compensation levels sufficient to attract, retain and motivate qualified employees;

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establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company; and

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reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for the Company’s executive officers and other senior management, as appropriate.

The term “compensation,” as used in this charter, shall include salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans.

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Compensation of Chief Executive Officer – The Committee, meeting in executive session, shall determine, in its sole discretion, the compensation and other terms of employment of the Company’s Chief Executive Officer and shall evaluate the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives, taking into account, among other things, the policies of the Committee and the Chief Executive Officer’s performance in:

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fostering a corporate culture that promotes the highest levels of integrity and the highest ethical standards;

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developing and executing the Company’s long-term strategic plan and conducting the business of the Company in a manner appropriate to enhance long-term stockholder value;

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achieving any other corporate performance goals and objectives deemed relevant to the Chief Executive Officer as established by the Committee; and

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achieving the Chief Executive Officer’s individual performance goals and objectives.

In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Committee should seek to achieve an appropriate level of risk and reward, taking into consideration the Company’s performance and relative stockholder return, the value of similar incentive awards given to chief executive officers of comparable companies, the awards given to the Company’s Chief Executive Officer in past years, and such other criteria as the Committee deems advisable.

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Compensation of Other Officers – With respect to Company’s executive officers other than the Chief Executive Officer:

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The Chief Executive Officer shall recommend to the Committee the cash compensation, equity-based compensation and other terms of employment of each such officer.

The Committee shall have the responsibility and authority to make all determinations with respect to the compensation of such officers, taking into consideration the officer’s performance, the Company’s performance, market levels of compensation for similar positions, and such other criteria as the Committee deems advisable. The Chief Executive Officer may be present during these deliberations, but may not vote.

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Compensation of Directors – The Committee shall recommend to the Board the type and amount of compensation to be paid or awarded to Board members, including consulting, retainer, Board meeting, committee and committee chair fees and stock option grants or awards.

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Administration of Benefit Plans – The Committee shall recommend to the Board the adoption, amendment and termination of the Company’s stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The Committee shall have full power and authority to administer the Company’s 2003 Stock Option Plan, and any other equity incentive plan explicitly delegated to the Committee by the Board after the date hereof (together, the “Delegated Equity Incentive Plans”), and in connection therewith shall have full power and authority to establish guidelines, interpret plan documents, select participants, approve grants and awards, and exercise such other power and authority as may be permitted or required under such Delegated Equity Incentive Plans.

The Committee shall also have full power and authority to adopt and administer any of the Company’s non-equity incentive plans, as maybe adopted for time to time, and other cash bonus plans. In connection therewith, the Committee shall have full power and authority to adopt plan documents, establish guidelines, interpret plan documents, select participants, approve awards, and exercise such other power and authority as may be permitted or required under such non-equity incentive plans.

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Other Compensation Matters – The Committee shall review and approve such other compensation matters as the Board or the Chief Executive Officer may wish to submit to the Committee.

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Committee Report – The Committee shall prepare and review the Committee report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC.

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Committee Self-Assessment – The Committee shall review, discuss and assess its own performance at least annually. The Committee shall also periodically review and assess the adequacy of this charter, including the Committee’s role and responsibilities as outlined in this Charter, and shall recommend any proposed changes to the Board for its consideration.

Committee Processes

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Meeting Frequency – The Committee shall hold such regular or special meetings as the Committee or its chair deems necessary or appropriate and shall meet at least annually.

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Resources and Authority – The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have the authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting, or other advisors and consultants. In addition, the Committee shall have sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at the Company’s expense. Other reasonable expenditures for external resources that the Committee deems necessary or appropriate in the performance of its duties are permitted. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

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Reporting to the Board of Directors – The Committee, through the Committee chair, shall report all material activities of the Committee to the Board from time to time.

APPENDIX C

Nominating and Corporate Governance Committee Charter

As adopted by the Board of Directors on April 13, 2005

The role and responsibilities of the Nominating and Corporate Governance Committee (the “Committee”) of Protalex, Inc. (the “Company”) are as follows, subject to amendment by the Company’s Board of Directors (the “Board”) from time to time:

Role

The Committee’s roles are (1) to oversee the Director nomination process; (2) to administer and oversee all aspects of the Company’s corporate governance functions on behalf of the Board, including making recommendations to the Board regarding corporate governance issues; and (3) to make other recommendations to the Board regarding affairs relating to the directors of the Company.

Membership

Committee membership shall consist of at least three Board members. The members of the Committee and the Committee chairperson shall be appointed by the Board.

Primary Committee Responsibilities

The primary Committee responsibilities are:

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Director Nominations – The Committee, in consultation with the Chairman and the Chief Executive Officer, has the primary responsibility for identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board. The selection of nominees for Director to be presented to the stockholders for election or reelection, and the selection of new Directors to fill vacancies and newly created directorships on the Board, are made by the majority of the independent members of the Board based on the recommendations of the Committee.

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Board Committee Nominations – The Committee, in consultation with the Chairman and the Chief Executive Officer, and after considering the wishes of the individual Directors, recommends to the entire Board annually the chairmanship and membership of each committee.

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Director Change of Position – The Committee is responsible for reviewing and making a recommendation to the Board regarding the continued service of a Director in the event (i) an employee Director’s employment with the Company is terminated for any reason or (ii) a non-employee Director changes his/her primary job responsibility from that held at the time such Director was most recently elected to the Board.

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Performance Assessment – The Committee shall establish a process for the periodic review and assessment of the performance of the Board and Board committees, seeking input from senior management, the other committees, the full Board and others.

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Independence Determinations – The Committee will consider and assess periodically the independence of directors, including determining which members are independent of management as defined by NASDAQ, and whether the members of the standing committees of the Board meet the independence requirements of NASDAQ when and as applicable to such committees.

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Director Education – The Committee will evaluate the need and, if necessary, develop and institute a plan or program for the continuing education of directors.

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Corporate Governance – The Committee may develop a set of corporate governance principles applicable to the Company to be adopted by the Board, and periodically review and assess these principles and their application and recommend any changes deemed appropriate to the Board for its consideration. When applicable, the Committee will review and make recommendations to the Board regarding proposals submitted by shareholders that relate to corporate governance matters.

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Code of Ethics – The Committee will review with management and the Board the adequacy of, and monitor compliance with, the Company’s Code of Ethics (the “Code of Ethics”).

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Special Committees – From time to time, when applicable, the Committee will evaluate the need for and recommend to the Board the establishment of such special committees as may be desirable or necessary in order to address ethical, legal, business or other matters that may arise.

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Information Processes – Oversee and review the processes and procedures used by the Company to provide accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

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Public Affairs. The Committee will oversee the Company’s policies and practices regarding philanthropic and political activities.

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Committee Self Assessment and Charter. The Committee will periodically review, discuss and assess the performance of the Committee as well as the Committee’s role and responsibilities, seeking input from senior management, the full Board and others and recommend any changes to the Board. The Committee shall review, as it deems necessary, the Committee Charter and shall recommend any proposed changes for approval by the full Board

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Additional Duties. The Committee may also undertake such additional activities within the scope of its primary functions as the Committee may from time to time determine.

Committee Processes

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Meeting Frequency – The Committee should meet as frequently as considered necessary by the Committee or the chairperson, and shall meet at least annually.

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Resources – The Committee shall be authorized to access such internal and, in consultation with senior management, external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities. Expenditures for external resources that are expected to be material and outside the ordinary course of the Committee’s practices shall be recommended by the Committee for the approval of the full Board. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

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Reporting to the Board of Directors – The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time. The Committee shall report annually to the Board on the independence of Directors, as determined by the Board from time to time.

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Delegation – The Committee may delegate any of its responsibilities, powers and authority to one or more subcommittees of the Committee.